EXHIBIT 10.2

PROMISSORY NOTE

$1,800,000.00	Miami, Florida
June 19, 2014

FOR VALUE RECEIVED, the undersigned, 5353 JOLIET LLC, a Florida limited liability company, whose post office address is 4141 N.E. 2nd Avenue, Suite 204-A, Miami, FL 33137, hereinafter the “maker,” promises to pay to the order of CHEMTOV MORTGAGE GROUP CORP., a Florida corporation whose post office address is 4141 N.E. 2nd Avenue, Suite 204-A, Miami, FL 33137, hereinafter the "Lender" the principal sum of One Million Eight Hundred Thousand and no/100 Dollars (U.S. $1,800,000.00) together with interest thereon at the annual rate of 10.0% per annum, from the date of this Note until maturity, both principal and interest being payable in Lawful Money of the United States, such principal sum and interest payable as follows:

Consecutive monthly installments in the amount of $15,000.00 per month, interest only, commencing on August 1, 2014, and on the 1st day of each and every consecutive month thereafter through and including May 1, 2016. On June 1, 2016, the total outstanding unpaid principal amount and accrued interest shall be due and payable in full.

If a payment is more than ten (10) days late maker will be charged a late charge of ten percent (10%) of the payment amount. In the event that any payment is returned on account of insufficient or uncollected funds, maker shall additionally be liable for a return check charge of $25.00 and the Lender may require that all future payments be made by cashier’s check, money order or federal reserve wire transfer. Maker hereby understands and acknowledges that all charges and fees referred to in this paragraph arise out of and are intended to off-set predictable administrative costs and expenses which Lender shall suffer in the event of such delinquencies or returned checks; and such charges and fees shall not be deemed or construed to represent interest or penalties. Lender shall have no responsibility or liability for payments purportedly made hereunder but not actually received by Lender; and Borrower shall not be discharged from the obligation to make such payments due to loss of same in the mails or due to any other excuse or justification ultimately involving facts where such payments were not actually received by Lender.

THIS NOTE MAY NOT BE PREPAID IN PART. ANY PREPAYMENT IN FULL OF THIS NOTE DURING THE FIRST YEAR OF ITS TERM SHALL INCLUDE A PREPAYMENT CHARGE EQUAL TO ONE YEARS INTEREST ON THE PREPAID AMOUNT LESS INTEREST PAID PRIOR TO THE DATE OF SUCH PREPAYMENT.

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The term "Loan Documents" as used herein shall mean any and all of the documents heretofore, now, or hereafter executed by maker, by others or by maker and others which wholly or partly secure or were, are, or will be executed in connection with the indebtedness evidenced by this Promissory Note, including, but not limited to, the Deed of Trust, Security Agreement and Assignment of Rents, Loan and Security Agreement and UCC-1 Financing Statements, and associated Affidavits, disclosures and miscellaneous loan documentation.

The makers and endorsers of this note further agree to waive demand, notice of non-payment and protest, and in the event suit shall be brought for the collection hereof, or the same has to be collected upon demand of an attorney, to pay reasonable attorney's fees for making such collection. This Promissory Note shall be in default in the event all payments, including installment payments and payment of principal are not made in clear funds by 2:00 P.M. on the date upon which they are due. The principal sum upon default or acceleration, shall bear interest at the maximum rate of interest permitted by law from its due date, maturity, default, or post-judgment until paid. In the event of default, the post-judgment rate of interest will be equal to the default interest set forth herein and not the statutory post-judgment rate of interest. The prepayment charge as set forth in this Note shall apply in the event that a default under the terms and conditions of this Note results in the acceleration of the principal sum due hereunder, and the payee shall be entitled to recover the prepayment charge in addition default interest as provided herein. This note is secured by a mortgage of even date herewith and is to be construed and enforced according to the laws of the State of Florida, upon default in the payment of principal and/or interest when due, the whole sum of principal and interest remaining unpaid shall, at the option of the holders, become immediately due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of a subsequent default.

The maker and any endorsers, sureties, guarantors, a nd all others who are, or who may become liable for the payment hereof, severally expressly grant to the Lender a continuing first lien security interest in and authorize and empower the Lender, at its sole discretion, at any time after the occurrence of and default hereunder to appropriate and in such order as Lender may elect, apply to the payment hereof or to the payment of any and all indebtedness, liabilities and obligations of such parties to the Lender or any of Lender's affiliates, whether now existing or hereafter created or arising or now owned, or howsoever after acquired by Lender or any of Lender's affiliates (whether such indebtedness, liabilities and obligations are or will be joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured) including, but not limited to, any letter of credit issued by Lender for the account of any such parties, any and all money, general or specific deposits, or collateral of any such parties now or hereafter in the possession of the Lender.

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The Maker, and any endorsers, sureties, guarantors and all others who are, or who may become liable for the payment hereof, severally, irrevocably, and unconditionally (a) Agree that any suit, action, or other legal proceeding arising out of or relating to this Promissory Note may be brought, at the option of the Lender, in a court of record of the State of Florida in Miami-Dade County, in the County of Denver, Colorado, or in any other court of competent jurisdiction; (b) Consent to the jurisdiction of each such Court in any such suit, action or proceeding; and (c) Waive any objection which it or they may have to the laying of venue of any such suit, action or proceeding in any such Courts.

Upon the happening of any of the following events, each of which shall constitute a “default” hereunder, all sums due hereunder shall thereupon or thereafter, at Lender's option, become immediately due and payable; (a) Failure of any obligor (which term shall mean and include each maker, endorser, surety, guarantor or other party liable for payment of or pledging collateral or security under this Note) to pay in full and with clear funds on or before the due date, any sum due hereunder or due by any obligor to Lender under any other Promissory Note or under any security instrument or written obligation of any kind now existing or hereafter created; (b) Occurrence of default under any of the Loan Documents or any other loan agreement or security instrument now or hereafter in effect which by its terms covers this Promissory Note or the indebtedness evidenced thereby; (c) filing of any petition under the Bankruptcy Code or any similar federal or state statute by or against any obligor or the insolvency of any obligor; (d) making of a general assignment by any obligor for the benefit of creditors, appointment of or taking possession by a receiver, trustee or custodian or similar official for any obligor or for any assets of any such obligor or institution by or against any obligor of any kind of insolvency proceedings or any proceeding for dissolution or liquidation of any obligor which is not dismissed within any proceeding for dissolution or liquidation of any obligor which is not dismissed within thirty (30) days of the filing thereof; (d) Entry of a final judgment against any obligor which is not satisfied or transferred to bond within thirty (30) days of the date of entry; (f) material falsity in any certificate, statement, representation, warranty or audit at any time furnished to Lender or on behalf of any obligor pursuant to or in connection with this Promissory Note, the Loan Documents or any loan agreement or security agreements now or hereafter in effect, which by its terms covers this Promissory Note for the indebtedness evidenced hereby or otherwise including any omission to disclose any substantial contingent or liquidated liabilities or any material adverse change in any facts disclosed by any certificate, statement, representation, warranty or audit furnished to Lender; (g) Issuance of any writ or attachment or writ of garnishment or filing of any lien against any collateral or the property of any obligor which is not dismissed within thirty (30) days of the date of issuance or filing, whichever is applicable; (h) Taking of possession of any material collateral or of any substantial part of the property of any obligor at the instance of any governmental authority; (i) Dissolution, merger, consolidation, or reorganization of any obligor; (j) Assignment or sale by any obligor of any equity in any collateral secured by this Promissory Note without the prior written consent of Lender; or (k) Cancellation of any guaranty with respect hereto without the prior written consent of bank hereof; or (l) Occurrence of any default under any of the Loan Documents or obligation of maker or of any obligor to Lender.

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Lender shall have all of the rights and remedies of a creditor, mortgagee and secured party under all applicable law. Without limiting the generality of the foregoing, upon the occurrence of any default, as defined hereinabove, Lender may, at its option and upon ten (10) days prior written notice as to any monetary default and thirty (30) days prior written notice as to any non-monetary default, and maker’s failure to cure any such default within said time, and without further notice or demand (i) declare the entire unpaid principal and accrued interest accelerated and due and payable at once, together with any and all other liabilities of maker or any of such liabilities selected by Lender; and (ii) setoff against this Promissory Note all monies owed by Lender in any capacity to maker, whether or not due and also setoff against all other liabilities of maker to Lender all monies owed by Lender in any capacity to maker, and Lender shall be deemed to have exercised such right of setoff, and to have made a charge against any such money immediately upon the occurrence of such default, although made or entered on the books subsequent thereto. To the extent that any of the collateral is personal property and Lender elects to proceed with respect to it in accordance with the Uniform Commercial Code then, unless that collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Lender will give maker reasonable notice of the time and place of any public or private sale thereof. The requirement of notice as provided shall be met if such notice is, at the option of Lender, hand delivered, sent via expedited courier, or mailed, postage prepaid to maker, at the address given to Lender by maker, or any other address shown on the records of Lender at least five (5) days before the time of sale. Upon disposition of any collateral after the occurrence of any default hereunder, maker shall be and shall remain liable for any deficiency; and Lender shall account to maker for any surplus, but Lender shall have the right to apply all or part of such surplus (or to hold the same as reserve) against any and all other liabilities of maker to Lender.

If the calculation of interest or the imposition of a change in the rate of interest after acceleration upon default or the payment of any fees or other charges which are construed to be interest under applicable law, rule, or regulation in effect from time to time, result in an effective rate of interest higher than that permitted to be paid under applicable law, rule, or regulation in effect from time to time, then such charges shall be reduced by a sum sufficient to result in an effective rate of interest no greater than the maximum effective rate of interest to be paid under applicable law, rule or regulation in effect from time to time. Upon maturity of this Note, whether by acceleration or in due course, interest shall be recalculated over the actual life of the loan, based upon the amounts outstanding, and if the total amount of interest theretofore paid exceeds the amount permitted to paid under applicable law, rule or regulation in effect from time to time, the excess shall be credited to principal, or if such excess exceeds the principal amount due hereunder, refunded to maker.

The laws of the State of Florida shall govern the execution, interpretation, performance, enforcement, collection and all other aspects of this Note.

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AS A MATERIAL FACTOR IN INDUCING PAYEE TO MAKE THE LOAN EVIDENCED BY THIS NOTE AND ACCEPT THE DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND OTHER LOAN INSTRUMENTS, MAKER FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, AGREES THAT ANY LITIGATION ARISING OUT OF OR INSTITUTED BY PAYEE OR ITS SUCCESSORS AND ASSIGNS TO ENFORCE ANY OF THE TERMS OF THIS NOTE SHALL BE TRIED WITHOUT JURY, AND NO JURY TRIAL SHALL BE SOUGHT OR MAINTAINED BY MAKER, ANY GUARANTOR, OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THE LOAN EVIDENCED BY THIS PROMISSORY NOTE, THE DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS, AND OTHER LOAN DOCUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP AMONG MAKER AND PAYEE.

5353 JOLIET LLC, a Florida limited liability company

BY: MJ HOLDINGS, INC., a Nevada corporation

authorized to do business in the State of Florida

as MJ Holdings – FL, Inc., its Manager

BY:_________________________________

Shawn Chemtov, Chief Executive Officer

Payable At:

4141 N.E. 2nd Avenue, Suite 204-A

Miami, FL 33137

or such other address as

directed in writing by Lender

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